EXHIBIT 24.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated January 8, 1998, relating to the combined financial statements of Tommy Armour Golf Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP
Chicago, Illinois
April 15, 1998